As filed with the U.S. Securities and Exchange Commission on July 12, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 Cardiff Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-2004382
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

11055 Flintkote Avenue
San Diego, CA 92121
(858) 952-7570
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2021 Omnibus Equity Incentive Plan
(Full title of the plan)

Mark Erlander, Ph.D.
Chief Executive Officer
Cardiff Oncology, Inc.
11055 Flintkote Avenue
San Diego, CA 92121
(858) 952-7570
(Name, address including zip code, and telephone number, including area code, of agent for service)
With copies to:
Jeffrey J. Fessler, Esq.
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza, 39th Floor
New York, New York 10112
(212) 653-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 2,000,000 shares of Common Stock that were reserved for issuance under the 2021 Omnibus Incentive Plan. The Registrant previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 on June 10, 2021 (SEC File No. 333-256978) (the “Prior Registration Statement”), registering shares of Common Stock issuable under the 2021 Omnibus Incentive Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Cardiff Oncology, Inc. (the “Company”) with the Commission are hereby incorporated by reference in this Registration Statement:

•our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022;

•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 5, 2022;

•our Current Reports on Form 8-K or 8-K/A filed on January 11, 2022, January 18,2022, January 31, 2022, April 8, 2022, April 12, 2022, June 9, 2022 and June 14,2022;

•our definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders, filed with the SEC on April 14, 2022; and

•the description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on May 23, 2012, including any amendments or reports filed with the SEC for the purposes of updating such description.

All other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that related to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such reports and documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation. (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-12G filed on November 25, 2011).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Appendix B to the Company’s Proxy Statement on Schedule 14A filed on March 20, 2012).

3.3	By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-12G filed on November 25, 2011).

4.1	Cardiff Oncology, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on April 14, 2022)

5.1*	Opinion of Sheppard Mullin Richter & Hampton LLP

23.1*	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)

23.2*	Consent of BDO USA, LLP

24.1*	Power of Attorney (contained on signature page)

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on July 12, 2022.

CARDIFF ONCOLOGY, INC.

By:	/s/ Mark Erlander
Mark Erlander
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Mark Erlander, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Erlander	Chief Executive Officer and Director	July 12, 2022
Mark Erlander	(Principal Executive Officer)

/s/ James Levine	Chief Financial Officer	July 12, 2022
James Levine	(Principal Financial and Accounting Officer)

/s/ Rodney S. Markin	Chairman of the Board	July 12, 2022
Rodney S. Markin

/s/ James O. Armitage	Director	July 12, 2022
James O. Armitage

/s/ Mani Mohindru	Director	July 12, 2022
Mani Mohindru

/s/ Gary W. Pace	Director	July 12, 2022
Gary W. Pace

/s/ Renee P. Tannenbaum	Director	July 12, 2022
Renee P. Tannenbaum

/s/ Lâle White	Director	July 12, 2022
Lâle White